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                                                       EXHIBIT 21.1 SUBSIDIARIES



            Subsidiary                       Direct or Indirect            Percentage Owned
            ----------                       ------------------            ----------------
         Cybernet Internet
        Dienstleistungen AG
              Germany                              Direct                        100%

     Vianet EDV Dienstleistungs
                GmbH
               Austria                             Direct                        100%

          Eclipse s.p.a.
               Italy                              Indirect                        66%

         Cybernet Internet
        Beteiligungs GmbH
             Germany                              Indirect                       100%

    Open:Net Internet Solutions
               GmbH
              Germany                             Indirect                       100%

           Artwise GmbH
              Germany                             Indirect                       100%